UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2024

LIVEONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2505

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LVO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective as of January 24, 2024, LiveOne, Inc.’s (the “Company”) board of directors (the “Board”) appointed Aaron Sullivan as the full-time Chief Financial Officer, Treasurer and Secretary of the Company and the Company’s major subsidiaries, PodcastOne, Inc. (“PodcastOne”) and Slacker, Inc. (“Slacker”), and any other subsidiary of the Company as reasonably requested by the Company.

Mr. Sullivan, age 42, has served as the Company’s, PodcastOne’s and Slacker’s Interim Chief Financial Officer since December 31, 2021. Mr. Sullivan has held various positions since joining the Company as its Controller and Executive Vice President in March 2019, including as the Interim Treasurer and Interim Secretary, as well as serving in the same positions with PodcastOne and Slacker. Mr. Sullivan is a seasoned executive with extensive financial, mergers and acquisitions and operational experience in building, managing and scaling organizations, as well with financial reporting and internal controls. Mr. Sullivan has built and led financial organizations across multi-billion-dollar technology companies. Prior to joining the Company, Mr. Sullivan served as the Controller - Cloud of j2 Global, Inc. (now Consensus Cloud Solutions, Inc.), a cloud software company, since July 2015. Prior to that, Mr. Sullivan worked at PricewaterhouseCoopers LLP, a global public accounting firm. Mr. Sullivan holds a B.A, Business & Economics degree from Trinity College Dublin, Ireland and is a Certified Public Accountant.

There is no arrangement or understanding between Mr. Sullivan and any other persons pursuant to which Mr. Sullivan was appointed to his positions. There are no family relationships between Mr. Sullivan and any of the Company’s officers or directors. Other than as described below, there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Sullivan has a material interest subject to disclosure under Item 404(a) of Regulation S-K. In connection with his appointment and/or continued service in his current positions, the Company, PodcastOne, Slacker and/or other Company subsidiaries may provide additional compensation to Mr. Sullivan in the future.

(e) Employment Agreement

In connection with Mr. Sullivan’s appointment as the full-time Chief Financial Officer, Treasurer and Secretary of the Company, on January 24, 2024 and effective as of October 1, 2023 (the “Effective Date”), the Company entered into a new employment agreement with Mr. Sullivan (the “Employment Agreement”). The term of the Employment Agreement is for two years from the Effective Date at an annual salary of $325,000. Pursuant to the Employment Agreement, Mr. Sullivan is eligible to receive an (i) annual discretionary performance bonus for each whole or partial fiscal year of his employment period with the Company as determined by the Board or its Compensation Committee in its sole and absolute discretion, and (ii) annual fiscal year performance bonus for each whole or partial fiscal year of his employment period with the Company in accordance with the Company’s ABP (as defined below) applicable to the Company’s executive officers and other employees and approved by the Board as described below, with the amount and award of the bonus, if any, as approved by the Board or its Compensation Committee in its sole and absolute discretion based on the Company meeting or exceeding major milestones set forth in the ABP for each whole or partial fiscal year of the Company during the term of Mr. Sullivan’s employment beginning on April 1, 2023. Mr. Sullivan’s “target” discretionary performance bonus and “target” fiscal year performance bonus shall be 100% of his average annualized base salary during the fiscal year for which such bonus is earned. Pursuant to the Employment Agreement, Mr. Sullivan was granted: (i) 350,000 restricted stock units of the Company (the “Company RSUs”), (ii) 100,000 restricted stock units of PodcastOne (the “PodcastOne RSUs”) and (ii) 100,000 restricted stock units of Slacker, subject to adjustment as provided in the Employment Agreement (the “Slacker RSUs” and collectively with the Company RSUs and PodcastOne RSUs, the “RSUs”). The Company RSUs were granted pursuant to the Company’s 2016 Equity Incentive Plan (as amended, the “Company EIP”), and the PodcastOne RSUs were granted pursuant to PodcastOne’s 2022 Equity Incentive Plan. 50% of the RSUs shall vest on the one year anniversary of the Effective Date (the “Initial Vesting Date”), and the remaining 50% of the RSUs shall vest in four equal increments of one-fourth each on each of the first four quarterly anniversaries of the Initial Vesting Date with the last fourth vesting date being the two-year anniversary of the Effective Date (each a “Subsequent Vesting Date” and collectively with the Initial Vesting Date, the “Vesting Dates”), subject to Mr. Sullivan being continuously employed by and being in good standing with the Company and the Employment Agreement being in effect, in each case through each applicable Vesting Date (except as provided below). Each vested Company RSU shall be settled by delivery to Mr. Sullivan of one share of the Company’s common stock promptly following the applicable Vesting Date. Each vested PodcastOne RSU shall be settled by delivery to Mr. Sullivan of one share of PodcastOne’s common stock promptly following the applicable Vesting Date (except as provided below). Each vested Slacker RSU shall be settled by delivery to Mr. Sullivan of one share of Slacker’s common stock promptly following the applicable Vesting Date (except as provided below). If at the time of the applicable settlement date, Slacker has not completed the Going Public Transaction (as defined below), the Company agreed to issue to Mr. Sullivan, in lieu of Slacker’s common stock that would be issued upon the settlement of any Slacker RSUs that would vest on such settlement date, such number of additional LiveOne’s restricted stock units (the “Additional Company RSUs”) for each vested Slacker RSU as would equal to (x) the number of Slacker RSUs being settled as of such settlement date, (y) divided by 100,000, (z) multiplied by $400,000, with the exact number of vested Additional Company RSUs to be issued to Mr. Sullivan to be calculated based on the VWAP (as defined in the Employment Agreement). After any settlement of any vested Slacker RSUs, the remaining unvested Slacker RSUs shall be settled in shares of Slacker’s common stock, subject to the terms of the Employment Agreement. “Going Public Transaction” means the earlier of (i) the date on which Slacker consummates the direct listing of its common stock on a national stock exchange and (ii) the date of completion of any other transaction by Slacker as a result of which Slacker’s common stock is listed on a national stock exchange.

In the event of a Company Change of Control (as defined in the Employment Agreement), if Mr. Sullivan remains employed by the Company through the date of such Company Change of Control, 100% of then unvested Company RSUs shall vest in full effective immediately prior to such event. In the event of a PodcastOne Change of Control (as defined in the Employment Agreement), if Mr. Sullivan remains employed by the Company through the date of such PodcastOne Change of Control, 100% of then unvested PodcastOne RSUs shall vest in full effective immediately prior to such event. In the event of a Slacker Change of Control (as defined in the Employment Agreement), if Mr. Sullivan remains employed by the Company through the date of such Slacker Change of Control, 100% of then unvested Slacker RSUs shall vest in full effective immediately prior to such event. The RSUs grants will be evidenced by a standard form of the Company’s, PodcastOne’s or Slacker’s restricted stock units award agreement, as applicable.

If Mr. Sullivan’s employment is terminated by the Company without “Cause” or by Mr. Sullivan for “Good Reason” (each as defined in the Employment Agreement), subject to the Company’s right to cure, he will be entitled to termination benefits, pursuant to which the Company will be obligated to (i) pay Mr. Sullivan certain accrued obligations and to continue to pay Mr. Sullivan his base salary for a period that is the lesser of (x) 12 months from the effective termination date and (y) the remaining period of the term of his Employment Agreement, provided, that such period shall not be less than six months, and (ii) accelerate the vesting of 100% of any unvested RSUs and any other equity awards granted by the Company, PodcastOne, Slacker or any other member of the Company Group (as defined in the Employment Agreement). The foregoing termination benefits are subject to Mr. Sullivan’s delivery to the Company of an executed release of claims against it and its affiliates and subsidiaries and continued compliance with his confidentiality agreement with the Company.

The Employment Agreement contains covenants for the benefit of the Company relating to non-interference with the Company’s business after termination of employment and protection of the Company’s confidential information, certain customary representations and warranties and standard Company indemnification obligations.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

The shares of the Company’s common stock, PodcastOne’s common stock and Slacker’s common stock underlying the applicable RSUs will be issued, if any, in a private placement that will rely upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, or pursuant to the Company’s Registration Statement on Form S-8 or PodcastOne’s Registration Statement on Form S-8 or if and when such is filed by Slacker with the U.S. Securities and Exchange Commission, Slacker’s Registration Statement on Form S-8, as applicable.

Annual Bonus Plan

Effective as of the Effective Date, the Company adopted the 2023 Annual Bonus Plan (the “ABP”), which was approved by the Board effective as of the Effective Date. Any bonuses that may be earned under the ABP shall be tied to the financial performance of the Company and the price of the Company’s common stock for the Company’s applicable fiscal year. The ABP will be administered by a committee (the “ABP Committee”) consisting of the following three persons: Robert Ellin, the Company’s Chief Executive Officer and Chairman of the Board, Aaron Sullivan, the Company’s Chief Financial Officer, and Jay Krigsman, a director of the Company (so long as he is serving as a director of the Company). If for any reason any such ABP Committee member shall be removed or is no longer serving on the ABP Committee, the Board shall appoint a replacement member of the ABP Committee that will be an executive officer of the Company with direct ties to the Company’s operations or a member of the Board. The ABP provides the Company’s employees and executive officers (the “Participants”) with the opportunity to earn annual incentive compensation awards based upon the achievement of certain pre-determined performance measures during the applicable performance period. Such performance measures may differ among Participants and awards, may be in terms of Company-wide and/or individual objectives, and may include a variety of quantitative and/or qualitative metrics as set forth in the ABP and as determined by the ABP Committee, which may include, among others, the Company’s revenue, adjusted EBITDA, stock price and the achievement of such other Company key operating metrics and such other objectives as the ABP Committee determines, each with a specified weighting as determined by the ABP Committee based on the recommendation of the Company’s Chief Executive Officer, subject to the Board’s or its Compensation Committee’s final approval of the applicable performance goals for the Company for each applicable fiscal year, the cash versus equity split of such awards and the amount of any such awards. All incentive awards payable under the ABP will be paid in cash or in the form of equity issued by the Company under the Company EIP, or both.

The ABP Committee will have the discretion to increase, reduce, or eliminate an incentive award that would otherwise be payable to one or more Participants on the basis of the certified level of attained performance. Unless the ABP Committee determines otherwise and subject to certain exceptions, no Participant will have any right to receive payment of an award under the ABP for a performance period unless the Participant remains employed with the Company through the last business day of the applicable fiscal year, unless otherwise provided in such Participant’s agreement with the Company. Awards under the APB may be granted to Participants selected by the ABP Committee in its sole discretion; provided, that the Company’s Chief Executive Officer and Chief Financial Officer shall be mandatory Participants under the ABP. The ABP Committee may at any time amend, suspend or terminate the ABP, and subject to the approval of the Board. The ABP contains target and maximum potential payouts, which are based on the Company reaching certain predetermined performance targets and will be in the form of cash and equity of the Company, and the applicable performance measures for the applicable fiscal years ending March 31, 2024 and 2025 (the “Fiscal Years”), and which targets may be adjusted based on individual objectives. The ABP further provides that in no event shall the actual bonuses payable under the ABP to all Participants for the applicable Fiscal Year exceed in the aggregate the dollar amount provided in the ABP, as may be subsequently adjusted by its terms.

The foregoing description of the ABP does not purport to be complete and is qualified in its entirety by reference to the full text of the ABP, which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1†*	Employment Agreement, dated January 24, 2024, between the Company and Aaron Sullivan.
10.2†*	The Company’s 2023 Annual Bonus Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Indicates a management contract or compensatory plan.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEONE, INC.

Dated: January 30, 2024	By:	/s/ Aaron Sullivan
	Name:	Aaron Sullivan
	Title:	Chief Financial Officer

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